UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 6, 2009, Hill-Rom Holdings, Inc. (the “Company”) announced that its Board of Directors has taken action to make several changes to the Company’s corporate governance documents and policies. These actions include the following:
•	Majority Voting in Director Elections. The Board has amended the Company’s Corporate Governance Standards to provide that, in an uncontested election, any nominee for director who receives a greater number of votes ‘withheld’ from his or her election than votes ‘for’ such election shall promptly tender his or her resignation. The Board is required to accept the resignation unless the Board determines, in the exercise of its fiduciary duties, that accepting such resignation would not be in the best interests of the Company and its shareholders. The Company will promptly disclose, in a Form 8-K, the Board’s decision regarding whether to accept the director’s resignation offer and, if applicable, the reason(s) for rejecting the resignation offer. The Corporate Governance Standards, as revised, are incorporated by reference as Exhibit 99.1 hereto.

•	Elimination of Classified Board of Directors. The Board approved amendments to the Company’s Articles of Incorporation to eliminate the Company’s classified Board of Directors over several years and directed that the amendments be submitted to Company’s shareholders for approval at the Company’s 2010 annual meeting of shareholders. If approved by the shareholders, beginning at the 2011 annual meeting of shareholders, classes of directors whose terms expire at the annual meeting will be elected for one-year terms. This will result in the entire Board being elected annually for one-year terms beginning at the 2013 annual meeting of shareholders. If the amendments are approved by shareholders, conforming changes will be made to the Company’s Amended and Restated Code of By-Laws.

•	Elimination of Supermajority Voting Provisions in Articles of Incorporation. The Board also approved amendments to the Articles of Incorporation to eliminate the supermajority shareholder voting provisions in the Articles of Incorporation and directed that the amendments be submitted to the shareholders for approval at the 2010 annual meeting of shareholders. Currently, the Articles require a supermajority shareholder vote for the removal of directors and for the amendment of the sections of the Articles dealing with the Board of Directors. If the amendments are approved by shareholders, conforming changes will be made to the Company’s Amended and Restated Code of By-Laws.

•	Executive Compensation Clawback Policy. The Board adopted an Executive Compensation Recoupment Policy that will become effective in December 2009. Under the Policy, all performance-based compensation and trading profits on any Company securities trades for executive officers (i.e., officers subject to Section 16 of the Securities Exchange Act of 1934) would be subject to recoupment by the Company in the event there is a material restatement of financial results due to misconduct of the individual executive officer(s) from whom recoupment is sought. The Policy, which applies prospectively, gives the Board’s Compensation and Management Development Committee discretion to determine whether and to what extent to seek recoupment under the Policy based on specific facts and circumstances.

•	“Say on Pay” Policy. The Board approved the submission to a shareholder vote at the 2010 annual meeting a policy that, if approved by the shareholders, would in future years provide shareholders an annual non-binding advisory vote as to (1) the Company’s overall executive compensation philosophy, policies and procedures, as described in the Compensation Discussion and Analysis (CD&A) included in the Company’s proxy statement and (2) the compensation decisions made by the Board with regard to Named Executive Officer performance, as described in the CD&A. If a similar shareholder vote is required by law or regulation, the Company will comply with that law or regulation.
A copy of the Company’s press release dated October 6, 2009 announcing these actions is filed as Exhibit 99.2 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
The following exhibits are filed herewith:

Exhibit No.	Exhibit
99.1
Corporate Governance Standards of the Board of Directors of Hill-Rom Holdings, Inc. (Incorporated by reference to Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009).

99.2	Press Release dated October 6, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
DATE: October 6, 2009	BY: /S/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and Chief Financial Officer

DATE: October 6, 2009	BY: /S/ Richard G. Keller
Richard G. Keller
Vice President — Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1
Corporate Governance Standards of the Board of Directors of Hill-Rom Holdings, Inc. (Incorporated by reference to Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009).

99.2	Press Release dated October 6, 2009